Exhibit 99.1


                                                          News Release


FOR IMMEDIATE RELEASE     Contact:  Jill Schmidt, (612) 594-3320, or
                                    Tony Brausen, (612) 594-3385
                                    International Multifoods Corporation


                     INTERNATIONAL MULTIFOODS SELLS
                        VENEZUELAN AGRO-BUSINESS

     WAYZATA, Minn., June 4 - International Multifoods Corp. (NYSE: IMC) today announced that it has sold its discontinued Venezuelan agriculture and animal feeds business, Alimentos Super-S, C.A., to La Caridad Group, a privately held integrated poultry producer based in Venezuela, for $27.5 million in cash. The company will use the proceeds from the sale to reduce the Venezuelan business's debt.
     Alimentos Super-S, a division of MONACA, International Multifoods' discontinued Venezuelan operation, had fiscal 1999 revenue of $117 million. It is a leading producer of feeds for poultry, pigs, cattle and other animals in Venezuela. The division employs about 700 people and has seven processing facilities throughout the country.
     "The decision to divest the Venezuela operation was prompted by our commitment to take the necessary actions to unlock shareholder value and by our desire to sharpen the company's focus on serving the foodservice industry in North America," said Gary E. Costley, International Multifoods chairman, president and chief executive officer. "This sale will result in an annualized improvement in International Multifoods' Economic Value Added (EVA) of $2 million to $3 million."
     Costley added that the company is in discussions to sell the remaining Venezuelan operation.
     Under terms of the transaction, La Caridad Group is acquiring the shares of the agriculture and animal feeds business Alimentos Super-S, which include the assets, such as facilities, equipment, trademarks and working capital. The net book value of these assets was about $31 million. International Multifoods expects that this transaction will result in a first-quarter charge to discontinued operations of approximately $4 million.
     MONACA, International Multifoods' discontinued Venezuelan operation headquartered in Caracas, is now comprised of a consumer and commercial foods business. The company is a leading manufacturer and marketer of grain-based products in Venezuela, including consumer wheat flour, commercial flour and baking mixes under the Robin Hood brand, consumer corn flour under the Juana brand and oat cereal under the Lassie brand.
     MONACA's consumer and commercial foods business had fiscal 1999 sales of $230 million. This remaining business employs approximately 2,000 people in Venezuela and has 11 mills and other processing facilities and 11 warehouses throughout the country.
     International Multifoods is strategically focused on serving the foodservice industry in North America as a distributor and manufacturer. The company also is a manufacturer and marketer of consumer foods in Canada.

                                 # # #

1999


	This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the company's operations and financial performance and condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others, the impact of competitive products and pricing; market conditions and weather patterns that may affect the costs of grain and other raw materials; changes in laws and regulations; economic and political conditions in Venezuela, including inflation, currency volatility, possible limitations on foreign investment, exchangeability of currency, dividend repatriation and changes in existing tax laws; the company's ability to complete the sale of the Venezuela Foods business; fluctuations in foreign exchange rates; the company's ability to realize the earnings benefits from the integration of its distribution businesses; and other factors as may be discussed in the company's Report on Form 10-K for the year ended Feb. 28, 1999, and other reports filed with the Securities and Exchange Commission.